Exhibit (h)(2)

Exhibit A to the Amended and Restated Fund Accounting Agreement

Separate Series of the Innovator ETFs Trust

Funds with an expense cap structure and where Non-Defined Outcome Minimums apply

Innovator IBD® 50 ETF

Funds with a unitary fee structure and where Non-Defined Outcome Minimums apply

Innovator IBD® ETF Leaders ETF

Innovator IBD® Breakout Opportunities ETF

Innovator Loup Frontier Tech ETF

Funds with a unitary fee structure and where Defined Outcome Minimums apply

Innovator S&P 500 Buffer ETF – January

Innovator S&P 500 Buffer ETF – February

Innovator S&P 500 Buffer ETF – March

Innovator S&P 500 Buffer ETF – April

Innovator S&P 500 Buffer ETF – May

Innovator S&P 500 Buffer ETF – June

Innovator S&P 500 Buffer ETF – July

Innovator S&P 500 Buffer ETF – August

Innovator S&P 500 Buffer ETF – September

Innovator S&P 500 Buffer ETF – October

Innovator S&P 500 Buffer ETF – November

Innovator S&P 500 Buffer ETF – December

Innovator S&P 500 Power Buffer ETF – January

Innovator S&P 500 Power Buffer ETF – February

Innovator S&P 500 Power Buffer ETF – March

Innovator S&P 500 Power Buffer ETF – April

Innovator S&P 500 Power Buffer ETF – May

Innovator S&P 500 Power Buffer ETF – June

Innovator S&P 500 Power Buffer ETF – July

Innovator S&P 500 Power Buffer ETF – August

Innovator S&P 500 Power Buffer ETF – September

Innovator S&P 500 Power Buffer ETF – October

Innovator S&P 500 Power Buffer ETF – November

Innovator S&P 500 Power Buffer ETF – December

Innovator S&P 500 Ultra Buffer ETF – January

Innovator S&P 500 Ultra Buffer ETF – February

Innovator S&P 500 Ultra Buffer ETF – March

Innovator S&P 500 Ultra Buffer ETF – April

Innovator S&P 500 Ultra Buffer ETF – May

Innovator S&P 500 Ultra Buffer ETF – June

Innovator S&P 500 Ultra Buffer ETF – July

Innovator S&P 500 Ultra Buffer ETF – August

Innovator S&P 500 Ultra Buffer ETF – September

Innovator S&P 500 Ultra Buffer ETF – October

Innovator S&P 500 Ultra Buffer ETF – November

Innovator S&P 500 Ultra Buffer ETF – December

Innovator MSCI EAFE Power Buffer ETF – January

Innovator MSCI EAFE Power Buffer ETF – July

Innovator MSCI EAFE Power Buffer ETF – October

Innovator MSCI Emerging Markets Power Buffer ETF – January

Innovator MSCI Emerging Markets Power Buffer ETF – July

Innovator MSCI Emerging Markets Power Buffer ETF – October

Innovator Russell 2000 Power Buffer ETF – January

Innovator Russell 2000 Power Buffer ETF – April

Innovator Russell 2000 Power Buffer ETF – July

Innovator Russell 2000 Power Buffer ETF – October

Innovator Nasdaq-100 Power Buffer ETF – January

Innovator Nasdaq-100 Power Buffer ETF – April

Innovator Nasdaq-100 Power Buffer ETF – July

Innovator Nasdaq-100 Power Buffer ETF – October

Innovator 20+ Year Treasury Bond 5 Floor ETF – July

Innovator 20+ Year Treasury Bond 9 Buffer ETF – July

Innovator Triple Stacker ETF – October

Innovator Double Stacker ETF – October

Innovator Double Stacker 9 Buffer ETF – October

Innovator Triple Stacker ETF – January

Innovator Double Stacker ETF – January

Innovator Double Stacker 9 Buffer ETF – January

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